EXHIBIT 1.2

DEALER-MANAGER AGREEMENT

October __, 2017

Advisory Group Equity Services, Ltd.

   doing business as RHK Capital

As Dealer-Manager

276 Post Road West

Westport, CT 06880

Ladies and Gentlemen:

The following will confirm our agreement relating to the proposed subscription rights offering (the “Rights Offering”) to be undertaken by Heat Biologics, Inc., a Delaware corporation (the “Company”), pursuant to which the Company will distribute to holders of record of its common stock, par value $0.0002 per share (the “Common Stock”), subscription rights to purchase up to 15,000,000 shares of its Common Stock (the “Rights”) as set forth in the Company’s registration statement on Form S-1 (File No. 333-220470) filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 15, 2017, as amended, to subscribe for and purchase shares of Common Stock (the “Rights Shares”) at a subscription price to be determined by mutual agreement of the Company and the Dealer-Manager prior to the completion of the Rights Offering (the “Subscription Price”).

1.

The Rights Offering.

(a)

The Company proposes to undertake the Rights Offering pursuant to which each holder of Common Stock and each warrant holder shall receive one Right for each share of Common Stock held of record, and each share of Common Stock into which warrants held by such warrant holders were exercisable, at the close of business on October 13, 2017 (the “Record Date”). Holders of Rights (each a “Holder”) will be entitled to subscribe for and purchase, at the Subscription Price, one share of Common Stock for every Right granted to Holders on the Record Date (the “Basic Subscription Right”).

The Company will initially distribute, at no charge, Rights to purchase up to an aggregate of 12,000,000 shares of Common Stock.  If, however, the aggregate number of shares of Common Stock for which Rights are exercised exceeds 12,000,000 shares, the Company’s Board of Directors, in its sole discretion, will have the right, but not the obligation, to increase the size of the Rights Offering by Rights to purchase up to an additional 3,000,000 shares of Common Stock (or Rights to purchase up to a maximum of 15,000,000 shares of Common Stock in the Rights Offering).

(b)

The Rights shall be non-transferable. The Rights Shares are expected to be traded on the Nasdaq Capital Market and shall be transferable in accordance with applicable state “blue sky” laws, rules and regulations.

(c)

Any holder of Rights who fully exercises all Basic Subscription Rights issued to such holder is entitled to subscribe for Rights Shares which were not otherwise subscribed for by others pursuant to their Basic Subscription Rights (the “Over-Subscription Privilege”). The Over-Subscription Privilege shall allow a holder of a Right to subscribe for an additional amount equal to any and all of the Rights Shares which were not otherwise subscribed for as of the Expiration Date (as defined below). Rights Shares acquired pursuant to the Over-Subscription

Privilege are subject to allotment and pro rata allocation, as more fully discussed in the Prospectus (as defined herein).

(d)

The Rights will expire at 5:00 p.m., New York City time, on November 8, 2017, (the “Expiration Date”). The Company shall have the right to extend the Expiration Date for up to an additional 30 days in its sole discretion.

(e)

All funds from the exercise of Basic Subscription Rights and Over-Subscription Privilege will be deposited with Continental Stock Transfer & Trust Company, as the subscription agent (the “Subscription Agent”), and held in a segregated account with the Subscription Agent pending a final determination of the number of Rights Shares to be issued pursuant to the exercise of Basic Subscription Rights and Over-Subscription Privilege. As soon as is practicable after the Expiration Date, the Company shall conduct a closing of the Rights Offering (a “Closing”).

2.

Appointment as Dealer-Manager; Role of Dealer-Manager.  The Company hereby engages Advisory Group Equity Services, Ltd. doing business as RHK Capital (“RHK Capital”) as the exclusive dealer-manager (the “Dealer-Manager”) in connection with the Rights Offering, and authorizes the Dealer-Manager to act as such on its behalf in connection with the Rights Offering, in accordance with this Dealer-Manager Agreement (this “Agreement”).  During the Engagement Period, as defined in the engagement letter entered into by and between the Company and the Dealer-Manager, dated September 11, 2017, as amended (the “Engagement Letter”), the Company will not solicit, negotiate with or enter into any agreement with any placement agent, financial advisor, dealer-manager, brokers, dealers or underwriters or any other person or entity in connection with the Rights Offering.  On the basis of the representations and warranties and agreements of the Company contained in this Agreement and subject to and in accordance with the terms and conditions hereof, the Dealer-Manager agrees that as Dealer-Manager it will, in accordance with its customary practice and to the extent requested by the Company, use its commercially reasonable efforts to (i) advise on pricing, structuring and other terms and conditions of the Rights Offering, including whether to provide for transferability, tradability and oversubscription rights and limits (it being acknowledged that such services have been previously provided pursuant to the Engagement Letter without compensation therefor), (ii) provide guidance on general market conditions and their impact on the Rights Offering, (iii) assist the Company in drafting a presentation that may be used to market the Rights Offering to existing and potential investors, describing the proposed capital raising, the Company’s history and performance to date, track records of key executives, highlights of the Company’s business plan and the intended use of proceeds from the Rights Offering, (iv) advise on the selection of the Information Agent and Subscription Agent (it being acknowledged that such advice has been previously rendered pursuant to the Engagement Letter), (v) assist the Company with its understanding of state blue sky laws, (vi) solicit the holders of the Rights to encourage them to exercise such Rights and (vii) use its best efforts to place any unsubscribed Rights Shares at the Subscription Price for an additional period of up to 45 days.  For the avoidance of doubt and notwithstanding anything that may be to the contrary in this Agreement, the Company and the Dealer-Manager hereby agree that the Dealer-Manager will not underwrite the Rights Offering, the Dealer-Manager has no obligation to act, and will not act, in any capacity as an underwriter in connection with the Rights Offering and the Dealer-Manager has no obligation to purchase or procure purchases of the Rights Shares offered in connection with the Rights Offering.  Except as set forth herein, the Company agrees that it will not hold the Dealer-Manager liable or responsible for the failure of the Rights Offering in the event that the Rights Offering is not successfully consummated for any reason.

3.

No Liability for Acts of Brokers, Dealers, Banks and Trust Companies.  The Dealer-Manager shall not be subject to any liability to the Company or any of the Company’s Subsidiaries (as defined below) or “affiliates” (“Affiliates,” as such term is defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”)) for any act or omission on the part of any broker or dealer in securities (other than the Dealer-Manager) or any other natural person, partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, or other entity or organization (each, a “Person”), and the Dealer-Manager shall not be liable for its own acts or omissions in performing its obligations as advisor or Dealer-Manager hereunder or otherwise in connection with the Rights Offering or the related transactions, except for any losses, claims, damages, liabilities and expenses resulting from any such acts or omissions undertaken or omitted to be taken by the Dealer-Manager through its bad faith, gross negligence or willful misconduct. In soliciting or obtaining exercises of Rights, the Dealer-Manager shall not be deemed to be acting as the agent of the Company or as the agent of any broker, dealer, bank or trust company, and no broker, dealer, bank or trust company shall be deemed to be acting as the Dealer-Manager’s agent or as the agent of the Company. As used herein, the term “Subsidiary” means a Subsidiary of the Company as defined in Rule 405 of the Securities Act. Unless the context specifically requires otherwise, the term “Company” as used in this Agreement means the Company and its Subsidiaries collectively on a consolidated basis.

4.

The Offer Documents.

(a)

There will be used in connection with the Rights Offering certain materials in addition to the Registration Statement, Preliminary Prospectus and any Prospectus Supplement as filed (each as defined herein), including: (i) all exhibits to the Registration Statement which pertain to the conduct of the Rights Offering and all documents incorporated by reference in the Registration Statement, (ii) any soliciting materials relating to the Rights Offering approved by the Company and (iii) any free writing prospectus with respect to the Rights Offering filed by the Company (collectively with the Registration Statement and the Prospectus, the “Offer Documents”). The Dealer-Manager shall be given an opportunity to review and comment upon the Offer Documents.

(b)

The Company agrees to furnish the Dealer-Manager with as many copies as it may reasonably request of the final forms of the Offer Documents and the Dealer-Manager is authorized to use copies of the Offer Documents in connection with its acting as Dealer-Manager. The Dealer-Manager hereby agrees that it will not disseminate any written material for or in connection with the solicitation of exercises of Rights pursuant to the Rights Offering other than the Offer Documents.

(c)

The Company represents and agrees that no solicitation material, other than the Offer Documents and the documents to be filed therewith as exhibits thereto (each in the form of which has been approved by the Dealer-Manager), will be used in connection with the Rights Offering by or on behalf of the Company without the prior approval of the Dealer-Manager, which approval will not be unreasonably withheld. In the event that the Company uses or permits the use of any such other solicitation material in connection with the Rights Offering, then the Dealer-Manager shall be entitled to withdraw as Dealer-Manager in connection with the Rights Offering and the related transactions without any liability or penalty to the Dealer-Manager or any other Person identified in Section 11 hereof as an “indemnified party,” and the Dealer-Manager shall be entitled to receive the payment of all fees and expenses payable under this Agreement or the Engagement Letter which have accrued to the date of such withdrawal or which otherwise thereafter become payable.

(d)

As of the date hereof and at all times prior to and following the effectiveness of the Registration statement, the Company and its officers, directors and Affiliates shall abide by all rules and regulations of the Commission relating to public offerings, including, without limitation, those relating to public statements and disclosures of material non-public information.

5.

Representations and Warranties. The Company represents and warrants to the Dealer-Manager that:

(a)

The Company has prepared and filed with the Commission a registration statement on Form S-1, and an amendment or amendments thereto (File No. 333-220470), including a Preliminary Prospectus (as defined below) for the registration of the Rights and Rights Shares under the Securities Act, which Registration Statement, as so amended prior to the Effective Time (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Dealer-Manager.  At the time of such filing, the Company met the requirements of Form S-1 under the Securities Act.  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Securities Act Regulations.  The information included in such prospectus that was omitted from such Registration Statement at the time it became effective but that is deemed to be part of such Registration Statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” The Preliminary Prospectus and each prospectus used before such Registration Statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is referred to herein as a “Preliminary Prospectus.”  For purposes of this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Registration Statement” means such Registration Statement, as amended at the Effective Time, including any documents which are exhibits thereto; and “Prospectus” means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act, including the Preliminary Prospectus all information or reports under the Securities Exchange Act of 1934, as amended, incorporated in the Prospectus by reference. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus. All references in this Agreement to the Registration Statement, a Preliminary Prospectus, and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The Prospectus delivered to the Dealer-Manager for use in connection with the Rights Offering will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T promulgated by the Commission.

(b)

The Registration Statement (together with all exhibits filed as part of the Registration Statement) conforms, and any Preliminary Prospectus and the Prospectus and any further amendments or supplements to the Registration Statement conforms or will conform, when they are filed with or become effective by the Commission, as the case may be, in each case, in all material respects to the requirements of the Securities Act and collectively do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in the light of the circumstances under which they were made) not misleading; provided that no representation or warranty is made by the Company as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer-Manager specifically for inclusion therein, it being acknowledged and agreed that such information provided by or on behalf of the Dealer-Manager consists solely and exclusively of the following disclosure contained in the Prospectus (collectively, the “Dealer-Manager Information”): (i) the name of the Dealer-Manager acting in its capacity as dealer-manager for the Rights Offering; (ii)  “Summary of the Rights Offering — Distribution Arrangements”;  (iii) “The Rights Offering — Distribution Arrangements”; and (iv) “Plan of Distribution—Dealer Manager.”

(c)

There are no contracts, agreements, plans or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act which have not been described in the Prospectus or filed as exhibits to the Registration Statement or referred to in, or incorporated by reference into, the exhibit table of the Registration Statement as permitted by the Securities Act.

(d)

The Company and each of its Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the absence of such power or authority (either individually and in the aggregate) could not reasonably be expected to have a material adverse effect on: (i) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects (as such prospects are disclosed or described in the Prospectus) of the Company or its Subsidiaries; (ii) the long-term debt or capital stock of the Company or its Subsidiaries; or (iii) the Rights Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement or the Prospectus (any such effect being a “Material Adverse Effect”).

(e)

This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Dealer-Manager, constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity.

(f)

Neither the Company nor any of its Subsidiaries: (i) is in violation of its charter or by-laws, (ii) in default under or in breach of, and no event has occurred which, with notice or lapse of time or both, would constitute a default or breach under or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (each, a “Lien”) upon any of their property or assets pursuant to, any material contract, agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order, foreign and domestic, to which it or its properties or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its properties or assets or to the conduct of its business, except, in the case of clauses (ii) and (iii) above, any violation, default or failure to possess the same that would not have a Material Adverse Effect.

(g)

Prior to or on the date hereof: (i) the Company and the Subscription Agent have or will have entered into a subscription agency agreement (the “Subscription Agency Agreement”) if required by the Subscription Agent and (ii) the Company and D.F. King & Co., Inc. (the “Information Agent”) have or will have entered into an information agency agreement (the “Information Agency Agreement”) if required by the Information Agent. When executed by the Company, if applicable, each of the Subscription Agency Agreement and the Information Agency Agreement will have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by Subscription Agent or the Information Agent, as the case may be, will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity.

(h)

The Rights and Rights Shares to be issued and distributed by the Company have been duly and validly authorized and, when issued and delivered in accordance with the terms of the Offer Documents, will be duly and validly issued, and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, no holder of the Rights and Rights Shares is or will be subject to personal liability by reason of being such a holder, and the Rights and Rights Shares conform to the description thereof contained in the Prospectus. The shares of Common Stock issuable upon exercise of any Rights have been duly and validly authorized and, when issued and delivered in accordance with the terms of the Rights, will be duly and validly issued, fully paid and non-assessable and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, no holder of the Common Stock is or will be subject to personal liability by reason of being such a holder, and the Common Stock conforms to the description thereof contained in the Prospectus.

(i)

Except as disclosed in the Prospectus with respect to the Company’s authorized capitalization, the Rights Shares have been duly and validly authorized and reserved for issuance upon exercise of the Rights and are free of statutory and contractual preemptive rights and are sufficient in number to meet the exercise requirements of the Rights Offering; and the Rights Shares, when so issued and delivered against payment therefore in accordance with the terms of the Rights Offering, will be duly and validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and will conform to the description thereof contained in the Prospectus.

(j)

Except as disclosed in the Registration Statement and the documents incorporated by reference therein, the Common Stock is traded on the Nasdaq Capital Market. The Company has not received an oral or written notification from the Nasdaq Capital Market or any court or any other federal, state, local or foreign governmental or regulatory authority having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets (“Governmental Authority”) of any inquiry or investigation or other action that would cause the Common Stock or the Rights Shares to not be traded on the Nasdaq Capital Market.

(k)

The Company has an authorized capitalization as set forth under the caption “Capitalization” in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Company capital stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Registration Statement. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(l)

The Company and its Subsidiaries own or lease all such assets or properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Registration Statement and the Prospectus. Except to the extent leased by the Company or its Subsidiaries, the Company and its Subsidiaries have good and marketable title in fee simple to all assets or real property and good and marketable title to all personal property owned by them, in each case free and clear of any Lien, except for such Liens as are described in the Registration Statement and the Prospectus. Any assets or real property and buildings held under lease or sublease by the Company or any Subsidiary is held under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made as described in the Registration Statement and Prospectus of such property and buildings by the Company or such Subsidiary. Neither the Company nor any Subsidiary has received any notice of any material claim adverse to its ownership of any real or personal property or of any material claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary.

(m)

The Company and its Subsidiaries have all material consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other Governmental Authorities and all third parties, foreign and domestic (collectively, with the Licensing Requirements described below, the “Consents”), to own, lease and operate their properties and conduct their businesses as presently being conducted and as disclosed in the Registration Statement and the Prospectus, and each such Consent is valid and in full force and effect. The Company has not received notice of any investigation or proceedings which results in or, if decided adversely to the Company, could reasonably be expected to result in, the revocation of any Consent or reasonably be expected to have a Material Adverse Effect. No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

(n)

The execution, delivery and performance of this Agreement by the Company, the issuance of the Rights in accordance with the terms of the Offer Documents, the issuance of the Rights Shares in accordance with the terms of the Rights Offering, and the consummation by the Company of the transactions contemplated hereby, the Subscription Agency Agreement and the Information Agency Agreement, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries or any of its Affiliates is a party or by which the Company or any of its Subsidiaries or its Affiliates is bound or to which any of the properties or assets of the Company or any of its Subsidiaries or its Affiliates is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or any statute or any order, rule or regulation of any Governmental Authority; and except for the registration of the Rights and the Rights Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the distribution of the Rights and the sale of the Rights Shares by the Company, no consent, approval, authorization or order of, or filing or registration with, any such court or Governmental Authority is required for the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby.

(o)

Except as otherwise set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any Person granting such Person the right to require the Company to include such securities in the securities registered pursuant to the Registration Statement. No holder of any security of the Company has any rights of rescission or similar rights with respect to such securities held by them.

(p)

Neither the Company nor any of its Subsidiaries has sustained, since the date of the latest balance sheet included in the Prospectus or after such date and as disclosed in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since such date or after such date and as disclosed in the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity, results of operations or prospects (as such prospects are disclosed or described in the Prospectus) of the Company and its Subsidiaries (a “Material Adverse Change”). Since the date of the latest balance sheet presented in the Prospectus, the Company has not incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company, except for liabilities, obligations and transactions which are disclosed in the Registration Statement, any Preliminary Prospectus and the Prospectus.

(q)

BDO USA, LLP (“BDO”), whose reports relating to the Company are included in the Registration Statement, are independent registered public accountants as required by the Securities Act, the Exchange Act and the rules and regulations promulgated by the Public Company Accounting Oversight Board (the “PCAOB”). BDO, to the best of the Company’s knowledge, is duly registered and in good standing with the PCAOB. BDO has not, during the periods covered by the financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(r)

The financial statements, including the notes thereto, and any supporting schedules included in the Registration Statement, any Preliminary Prospectus and the Prospectus present fairly, in all material respects, the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company. Except as otherwise stated in the Registration Statement, any Preliminary Prospectus and the Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved. Any supporting schedules included in the Registration Statement, any Preliminary Prospectus and the Prospectus present fairly, in all material respects, the information required to be stated therein. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The other financial and statistical information included in the Registration Statement, any Preliminary Prospectus and the Prospectus present fairly, in all material respects, the information included therein and have been prepared on a basis consistent with that of the financial statements that are included in the Registration Statement, such Preliminary Prospectus and the Prospectus and the books and records of the respective entities presented therein.

(s)

There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement, any Preliminary Prospectus and the Prospectus in

accordance with Regulation S-X under the Securities Act which have not been included as so required. The pro forma and/or as adjusted financial information included in the Registration Statement, any Preliminary Prospectus and the Prospectus has been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and include all adjustments necessary to present fairly, in all material respects, in accordance with generally accepted accounting principles the pro forma and as adjusted financial position of the respective entity or entities presented therein at the respective dates indicated and their cash flows and the results of operations for the respective periods specified. The assumptions used in preparing the pro forma and as adjusted financial information included in the Registration Statement, any Preliminary Prospectus and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein. The related pro forma and pro forma as adjusted adjustments give appropriate effect to those assumptions; and the pro forma and pro forma as adjusted financial information reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(t)

The statistical, industry-related and market-related data included in the Registration Statement, any Preliminary Prospectus and the Prospectus are based on or derived from sources which the Company reasonably believes are reliable and accurate, and such data agree with the sources from which they are derived. All applicable third party consents have been obtained in order for such data to be included in the Registration Statement, any Preliminary Prospectus and the Prospectus.

(u)

Except as disclosed in the Registration Statement and the Prospectus, the Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v)

The Company’s Board of Directors has validly appointed an audit committee, compensation committee and nominating and corporate governance committee whose composition satisfies the requirements of the rules and regulations of the Commission and the Company’s Board of Directors and/or audit committee, compensation committee and the nominating corporate governance committee has each adopted a charter as described in the Registration Statement, and such charters are in full force and effect as of the date hereof. Neither the Company’s Board of Directors nor the audit committee thereof has been informed, nor is any director of the Company aware, of: (i) except as disclosed in the Registration Statement and the Prospectus, any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(w)

The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”) applicable to the Company, and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other Governmental Authority or self-regulatory entity or agency, except for violations which, singly or in the aggregate, are disclosed in the Prospectus or would not have a Material Adverse Effect.

(x)

No relationship, direct or indirect, exists between or among any of the Company or any Affiliate of the Company, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any Affiliate of the Company, on the other hand, which is required by the Securities Act or the Exchange Act to be described in the Registration Statement or the Prospectus which is not so described as required. Except as disclosed in the Registration Statement and the Prospectus, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not, in violation of Sarbanes-Oxley, directly or indirectly, including through any Affiliate of the Company (other than as permitted under Sarbanes-Oxley for depositary institutions), extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(y)

Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or asset of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, are reasonably likely to have a Material Adverse Effect; and to the best of the Company’s knowledge, except as disclosed in the Prospectus, no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others.

(z)

The Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except where the failure to make such filings or make such payments, either individually or in the aggregate, could not reasonably be expected to have, a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in its financial statements above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined.

(aa)

Each of the Company and its Subsidiaries maintains insurance of the types and in the amounts which the Company believes to be reasonable and sufficient for a company of its size operating in the Company’s industry, including, but not limited to: (i) directors’ and officers’ insurance (including insurance covering the Company, its directors and officers for liabilities or losses arising in connection with the Rights Offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act and applicable foreign securities laws), (ii) insurance covering real and personal property owned or leased against theft, damage, destruction, acts of vandalism and all other risks customarily insured against and (iii) business interruption insurance. There are no claims by the Company or any of its Subsidiaries under any policy or instrument described in this paragraph as to which any insurance company is denying liability or defending under a reservation of rights clause. All of the insurance policies described in this paragraph are in full force and effect. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(bb)

The Company and its Subsidiaries own or possess or have the right to use on reasonable terms all patents, patent rights, patent applications, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as described in the Prospectus and as proposed to be conducted; and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, might result in a Material Adverse Effect.  All former and current employees of the Company or any of its Subsidiaries (and, to the Company’s knowledge, all other agents, consultants and contractors of the Company or any of its subsidiaries who contributed to or participated in the conception or development of any Intellectual Property for the Company or any of its Subsidiaries) have executed written contracts or agreements that assign to the Company all rights to any inventions, improvements, discoveries or information relating to the business of the Company and its subsidiaries, including without limitation all Intellectual Property owned, controlled by or in the possession of the Company or any of its subsidiaries.  To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Intellectual Property by any third party, employee or former employee.  Each agreement and instrument (each, a “License Agreement”) pursuant to which any Intellectual Property is licensed to the Company or any of its subsidiaries is in full force and effect, has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company or the applicable subsidiary, as the case may be, enforceable against the Company or such subsidiary in accordance with its terms, except as enforcement thereof may be subject to bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles; the Company and its subsidiaries are in compliance with their respective obligations under all License Agreements and, to the knowledge of the Company, all other parties to any of the License Agreements are in compliance with all of their respective obligations thereunder; no event or condition has occurred or exists that gives or would give any party to any License Agreement the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any such License Agreement or any rights of the Company or any of its subsidiaries thereunder, to exercise any of such party’s remedies thereunder, or to take any action that would adversely affect any rights of the Company or any of its subsidiaries thereunder or that might have a

Material Adverse Effect and the Company is not aware of any facts or circumstances that would result in any of the foregoing or give any party to any License Agreement any such right; and neither the Company nor any of its subsidiaries has received any notice of default, breach or non-compliance under any License Agreement.

(cc)

Except as described in any Preliminary Prospectus, the Prospectus and the Registration Statement, the Company: (i) is and at all times has been in full compliance with all statutes, rules, regulations or guidance applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured, distributed or sold by the Company or any component thereof (such statutes, rules, regulations or guidance, collectively, “Applicable Laws”); (ii) has not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possesses all Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (iv) has not received notice of any claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Authority or third party is considering any such claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action; (v) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Authority is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission), except, in the case of each of clauses (i), (ii) and (iii), for any default, violation or event that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(dd)

Neither the Company nor, to the Company’s knowledge, any of the Company’s directors, officers or employees has violated: (i) the Bank Secrecy Act, as amended, (ii) the Money Laundering Control Act of 1986, as amended, (iii) the Foreign Corrupt Practices Act, or (iv) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

(ee)

Neither the Company nor any of its Affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Securities Act with the offer and sale of the Rights Shares pursuant to the Registration Statement.

(ff)

Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee or other compensation by the Company with respect to the issuance or exercise of the Rights or the sale of the Rights Shares or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, the Company’s officers, directors and employees or Affiliates that may affect the Dealer-Manager’s compensation, as determined by the Financial Industry Regulatory Authority, Inc. (“FINRA”). Except as previously disclosed by the Company to the Dealer-Manager in writing, no officer, director, or beneficial owner of 5% or more of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) or any other Affiliate is a member or a Person associated, or affiliated with a member of FINRA. No proceeds from the exercise of the Rights will be paid to any FINRA member, or any Persons associated or affiliated with a member of FINRA, except as specifically contemplated herein. Except as previously disclosed by the Company to the Dealer-Manager, to the Company’s knowledge, no Person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any member of FINRA.

(gg)

There are no contracts, agreements or understandings between the Company and any Person that would give rise to a valid claim against the Company or the Dealer-Manager for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement. Other than the Dealer-Manager, the Company has not employed any brokers, dealers or underwriters in connection with solicitation of exercise of Rights in the Rights Offering, and except provided for in Sections 6 and 7 hereof, no other commissions, fees or discounts will be paid by the Company in connection with solicitation of the exercise of Rights in the Rights Offering.

(hh)

Neither the Company nor, to the Company’s knowledge, any of the Company’s officers, directors, employees or agents has at any time during the last five (5) years: (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other Person charged with similar public or quasi-public duties, other than payments that are not prohibited by the laws of the United States of any jurisdiction thereof.

(ii)

The Company has not and will not, directly or indirectly through any officer, director or Affiliate of the Company or through any other Person: (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Rights Shares, (ii) since the filing of the Registration Statement sold, bid for or purchased, or paid any Person (other than the Dealer-Manager) any compensation for soliciting exercises or purchases of, the Rights or the Rights Shares and (iii) until the later of the expiration of the Rights or the completion or termination of the distribution (within the meaning of Regulation M under the Exchange Act) of the Rights Shares, sell, bid for or purchase, apply or agree to pay to any Person (other than the Dealer-Manager) any compensation for soliciting another to purchase any other securities of the Company (except for the solicitation of the exercises of Rights pursuant to this Agreement). The foregoing shall not apply to the offer, sale, agreement to sell or delivery with respect to: (i) Rights Shares offered and sold upon exercise of the Rights, as described in the Prospectus, or (ii) any shares of Common Stock sold pursuant to the Company’s employee benefit plans.

(jj)

Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) included in the Registration Statement and the Prospectus has been made or reaffirmed with a reasonable basis and has been disclosed in good faith.

As used in this Agreement, references to matters being “material” with respect to the Company or any matter relating to the Company shall mean a material item, event, change, condition, status or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects (as such prospects are disclosed or described in any Preliminary Prospectus or the Prospectus), operations or results of operations of the Company and its Subsidiaries, taken as a whole.

As used in this Agreement, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the officers of the Company who are named in the Prospectus, with the assumption that such officers shall have made reasonable and diligent inquiry of the matters presented (with reference to what is customary and prudent for the applicable individuals in connection with the discharge by the applicable individuals of their duties as officers or directors of the Company).

6.

Compensation. In consideration for its services in the Rights Offering, the Dealer-Manager shall receive a cash fee equal to 8% of the dollar amount received by the Company from any cash exercise of the Rights issued to investors in the Rights Offering, of which  a 6.0% shall be a commission, which commission shall not exceed $420,000 in the aggregate, and 1.8% shall be a non-accountable expense fee, which non-accountable expense fee shall not exceed $126,000 in the aggregate, as well as an out-of-pocket accountable expense allowance of 0.2%, which accountable expense allowance shall not exceed $14,000 in the aggregate, provided that, the Company has previously paid the Dealer-Manager a $5,000 advance against such out-of-pocket accountable expense allowance (the “Advance”).  If the Rights Offering is not consummated, the portion of the Advance not used for the Dealer-Manager’s actual out-of-pocket expenses shall be promptly reimbursed to the Company as required under FINRA Rule 5110(f)(2)(D).  For any unsubscribed Rights Shares placed by the Dealer-Manager after the conclusion of the Rights Offering, the Dealer-Manager shall receive a placement fee equal to 6.0%, in lieu of the dealer-manager fee, along with continuing non-accountable and accountable expense allowances of 1.8% and 0.2%, respectively, with such placement fee and expenses to be calculated in respect of the total gross proceeds paid to and received by the Company for subscriptions accepted by the Company from investors in connection with such placement and such placement fee and expenses not to exceed the aggregate amounts that would have been otherwise received by the Dealer-Manager if the Rights Offering were fully subscribed. Neither the placement fee or expense allowances in connection with the placement of shares by the Dealer-Manager shall be payable with respect to any securities purchased as result of the exercise of any Basic Subscription Right or Over-Subscription Privilege.  All payments to be made by the Company pursuant to this Section 6 shall be made, with respect to the Rights

Offering, on the date of the consummation of the subscriptions for Rights Shares pursuant to the exercise of Rights (the “Closing Date”) or, with respect to the post-Rights Offering placement of Rights Shares by the Dealer-Manager, at the conclusion of such placement, by wire transfer of immediately available funds.

7.

Expenses.  In addition to the Dealer-Manager’s compensation for services hereunder pursuant to Section 6 hereof, the Company shall pay or cause to be paid:

(a)

all expenses (including any taxes) incurred by the Company in connection with the Rights Offering and the preparation, issuance, execution, authentication and delivery of the Rights and the Rights Shares;

(b)

all fees, expenses and disbursements of the Company’s accountants, legal counsel and other third party advisors;

(c)

all reasonable and documented costs and expenses of the Dealer-Manager as set forth in Section 2 of the Engagement Letter and Section 6 above and reimbursable upon any termination of this Agreement only as permitted by FINRA Rule 5110(f)(2)(D);

(d)

all fees and expenses of the Subscription Agent and the Information Agent;

(e)

all fees, expenses and disbursements (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus, the Prospectus, the other Offer Documents and any amendments or supplements of the foregoing and any printing, delivery and shipping of this Agreement, the costs of distributing the terms of any agreement relating to any organization of soliciting dealers, if any, to the members thereof by mail, fax or other means of communications;

(f)

[Intentionally omitted];

(g)

all filing fees of the Commission;

(h)

all filing fees relating to the review of the Rights Offering by FINRA;

(i)

any applicable listing or other fees;

(j)

the cost of printing certificates representing the Rights and Rights Shares;

(k)

all advertising charges pertaining to the Rights Offering that have been pre-approved by the Company in writing;

(l)

the cost and charges of the Company’s transfer agent(s) or registrar(s); and

(m)

all other costs and expenses incident to the performance of the Company’s obligations hereunder for which provision is not otherwise made in this Section.

(n)

All payments to be made by the Company pursuant to this Section 7 shall be made promptly after the termination or expiration of the Rights Offering or, if later, promptly after the related fees, expenses or charges accrue and an invoice therefor is sent by the Dealer-Manager. The Company shall perform its obligations set forth in this Section 7 whether or not the Rights Offering commences or any Rights are exercised pursuant to the Rights Offering, except that the Dealer-Manager’s non-accountable expenses may only be reimbursed upon Closing.  For the avoidance of doubt, except as reimbursed pursuant to the non-accountable expense fee, the Dealer-Manager shall be responsible for expenses it incurs with respect to the performance of its obligations under this Agreement, including without limitation expenses it incurs with respect to travel and lodging expenses in connection with “road show” trips and legal counsel and other third parties engaged by the Dealer-Manager.

8.

Shareholder Lists; Subscription Agent; Information Agent.

(a)

The Company will cause the Dealer-Manager to be provided with any cards or lists showing the names and addresses of, and the number of shares of Common Stock held by, the holders of shares of Common Stock as of a recent date and will use its best efforts to cause the Dealer-Manager to be advised from time to time during the period, as the Dealer-Manager shall request, of the Rights Offering as to any transfers of record of shares of Common Stock.

(b)

The Company (i) has arranged for the Subscription Agent to serve as subscription agent in connection with the Rights Offering, (ii) will arrange for the Subscription Agent to advise the Dealer-Manager regularly as to such matters as the Dealer-Manager may reasonably request, including the number of Rights that have been exercised, and (iii) will arrange for the Subscription Agent to be responsible for receiving subscription funds paid.

(c)

The Company has arranged for D.F. King & Co., Inc. to serve as information agent in connection with the Rights Offering (the “Information Agent” and, together with the Subscription Agent, the “Agents”) and to perform services in connection with the Rights Offering that are customary for an information agent.

9.

Covenants of the Company.  The Company covenants and agrees with the Dealer-Manager:

(a)

To use its best efforts to cause the Registration Statement and any amendments thereto to become effective; to advise the Dealer-Manager, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Dealer-Manager with copies thereof; to prepare a Prospectus in a form approved by the Dealer-Manager (such approval not to be unreasonably withheld or delayed) and to file such Prospectus pursuant to Rule 424(b) under the Securities Act within the time prescribed by such rule; to advise the Dealer-Manager, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any

Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Rights for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

(b)

To deliver promptly to the Dealer-Manager, at any such location as requested by the Dealer-Manager, such number of the following documents as the Dealer-Manager shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement, any other Offer Documents filed as exhibits, the computation of the ratio of earnings to fixed charges and the computation of per share earnings), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time during which the Prospectus relating to the Rights or Rights Shares is required to be delivered under the Securities Act and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Dealer-Manager and, upon its request, to file such document and to prepare and furnish without charge to the Dealer-Manager as many copies as the Dealer-Manager may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

(c)

To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Dealer-Manager, be necessary or advisable in connection with the distribution of the Rights or the sale of the Rights Shares or be requested by the Commission.

(d)

Prior to filing with the Commission any: (i) Preliminary Prospectus, (ii) amendment to the Registration Statement, any document incorporated by reference in the Prospectus or (iii) any Prospectus pursuant to Rule 424 of the Securities Act, to furnish a copy thereof to the Dealer-Manager and counsel for the Dealer-Manager and obtain the consent of the Dealer-Manager to the filing (which consent shall not be unreasonably withheld).

(e)

To furnish to the Dealer-Manager copies of all materials not available via EDGAR furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which any of the Company’s securities may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

(f)

To qualify or register the Rights and Rights Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Dealer-Manager, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Rights and Rights Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Dealer-Manager promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Rights and Rights Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(g)

To apply the net proceeds from the exercise of the Rights in the manner described under the caption “Use of Proceeds” in the Prospectus.

(h)

Prior to the effective date of the Registration Statement, to notify FINRA and the Nasdaq Capital Market regarding the Rights Offering.

(i)

To take such steps as shall be necessary to ensure that neither the Company nor any Subsidiary shall become an “investment company” within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

(j)

To advise the Dealer-Manager, directly or through the Subscription Agent, from time to time, as the Dealer-Manager shall request, of the number of Rights Shares subscribed for, and arrange for the Subscription Agent to furnish the Dealer-Manager with copies of written reports it furnishes to the Company concerning the Rights Offering.

(k)

To commence mailing the Offer Documents to record holders of the Common Stock not later than the second business day following the record date for the Rights Offering, and complete such mailing as soon as practicable.

(l)

To reserve and keep available for issue upon the exercise of the Rights such number of authorized but unissued shares of Rights Shares as will be sufficient to permit the exercise in full of all Rights, except as otherwise contemplated by the Prospectus.

(m)

To not take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Rights Shares.

10.

Conditions of Dealer-Manager’s Obligations. The obligations of the Dealer-Manager hereunder are subject to (and the occurrence of any Closing shall be conditioned upon) the accuracy, as of the date hereof and at all times during the Rights Offering, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)

(i) The Registration Statement shall have become effective and the Prospectus shall have been timely filed with the Commission in accordance with the Securities Act; (ii) all post-effective amendments to the Registration Statement shall have become effective; (iii) no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued and no proceedings for the issuance of any such order shall have been initiated or threatened, and (iv) any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Dealer-Manager and complied with to the Dealer-Manager’s reasonable satisfaction.

(b)

The Dealer-Manager shall not have been advised by the Company or shall have discovered and disclosed to the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact which in the Dealer-Manager’s opinion, or in the opinion of counsel to the Dealer-Manager, is material, or omits to state a fact which, in the Dealer-Manager’s opinion, or in the opinion of counsel to the Dealer-Manager, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)

All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Rights, the Rights Shares the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Dealer-Manager, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)

On the Closing Date, there shall have been furnished to the Dealer-Manager the signed opinion (addressed to the Dealer-Manager) of Gracin & Marlow, LLP, counsel for the Company, dated as of the Closing Date and in form and substance satisfactory to counsel for the Dealer-Manager, to the effect of the opinions set forth on Exhibit A hereto.

(e)

The Company shall have furnished to the Dealer-Manager a certificate, dated as of the Closing Date, of its Chief Executive Officer or President and its Chief Financial Officer stating that:

i.

To the best of their knowledge after reasonable investigation, the representations, warranties, covenants and agreements of the Company hereof are true and correct in all material respects;

ii.

The conditions set forth in this Agreement have been fulfilled;

iii.

Neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding;

iv.

Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change; and

v.

They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) the Registration Statement and the Prospectus, as of the Effective Date, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

(f)

Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any Material Adverse Change, the effect of which is, in the judgment of the Dealer-Manager, so material and adverse as to make it impracticable or inadvisable to proceed with the Rights Offering.

(g)

Neither FINRA nor the Nasdaq Capital Market shall have objected to the Rights Offering.

(h)

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Dealer-Manager. If any of the conditions specified in this Section 10 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Dealer-Manager hereunder may be canceled at, or at any time during the Rights Offering, by the Dealer-Manager. Any such cancellation shall be without liability of the Dealer-Manager to the Company. Notice of such cancellation shall be given the Company in writing, or by telegraph or telephone and confirmed in writing.

11.

Indemnification and Contribution.

(a)

The Company agrees to indemnify and hold harmless the Dealer-Manager and its affiliates and any officer, director, employee or agent of RHK Capital or any such affiliates and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20of the Exchange Act) the Dealer-Manager or any of such affiliates (collectively, the “Indemnified Parties”) from and against any and all losses, claims, damages, liabilities and expenses whatsoever, under the Securities Act or otherwise (as incurred or suffered and including, but not limited to, any and all legal or other expenses reasonably incurred in connection with investigating, preparing to defend or defending any lawsuit, claim or other proceeding, commenced or threatened, whether or not resulting in any liability, which legal or other expenses shall be reimbursed by the Company promptly after receipt of any invoices therefore from the Dealer-Manager), (A) arising out of or based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Offer Documents or any amendment or supplement thereto, in any other solicitation material used by the Company or authorized by it for use in connection with the Rights Offering, or in any blue sky application or other document prepared or executed by the Company (or based on any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Rights or the Rights Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or arising out of or based upon the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than statements or omissions made in reliance upon and in conformity with the Dealer-Manager Information), (ii) except in accordance with Section 12(b) of this Agreement, any withdrawal or termination by the Company of, or failure by the Company to make or consummate, the Rights Offering, (iii) any actions taken or omitted to be taken by an Indemnified Party with the consent of the Company or in conformity with actions taken or omitted to be taken by the Company or (iv) any material failure by the Company to comply with any agreement or covenant, contained in this Agreement or (B) arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with, the Rights Offering, any of the other transactions contemplated thereby or the performance of RHK Capital’s services to the Company with respect to the Rights Offering; provided, however, that in the case of clause (B) only, the Company shall not be responsible for any liabilities or expenses of any Indemnified Party that have resulted primarily from such Indemnified Party’s (x) gross negligence, bad faith or willful misconduct in connection with any of the advice, actions, inactions or services referred to herein or (y) use of any Offering materials or information concerning the Company in connection with the Offer that were not authorized for such use by the Company and which use constitutes negligence, bad faith or willful misconduct. Notwithstanding the foregoing, the Company will not be obligated to indemnify an indemnified party for any loss, claim, damage, liability or expense pursuant to this Section 11(a), if such loss, claim, damage, liability or expense has been determined by a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence on the part of any indemnified party.

(b)

The Dealer-Manager shall indemnify and hold harmless the Company, its officers, directors and employees, each of its directors and each person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Offer Documents, or in any such amendment or supplement, in any other solicitation material used by the Company or authorized by it for use in connection with the Rights Offering or (B) in any Blue Sky Application; or (ii) the omission or alleged omission to state in any Offer Documents, or in any such amendment or supplement, in any other solicitation material used by the Company or authorized by it for use in connection with the Rights Offering, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case solely and exclusively to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Dealer-Manager Information, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling Person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

(c)

If the indemnification provided for in the foregoing paragraph is judicially determined to be unavailable (other than in accordance with the terms hereof) to any Indemnified Party otherwise entitled to indemnity in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such person hereunder, whether or not the Dealer-Manager is the person entitled to indemnification or reimbursement, the Company shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages or liabilities (and expenses relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Dealer-Manager, on the other hand, of the Rights Offering or (ii) if the allocation provided for in clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of each of the Company and the Dealer-Manager, as well as any other relevant equitable considerations; provided, however, in no event shall the Dealer-Manager’s aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by the Dealer-Manager under this Agreement.  For the purposes of this Agreement, the relative benefits to the Company and to the Dealer-Manager of the engagement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received by the Company in the Rights Offering, whether or not the Rights Offering is consummated, bears to (b) the fees paid or to be paid to the Dealer-Manager under this Agreement.

(d)

For the sole purpose of enforcing and otherwise giving effect to the provisions of this Agreement, the Company hereby consents to personal jurisdiction and service and venue in any court in which any claim which is subject to this agreement is brought against the Dealer-Manager or any other indemnified party.

(e)

The Company agrees that it will not, without the prior written consent of the Dealer-Manager, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Dealer-Manager is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release, reasonably satisfactory in form and substance to the Dealer-Manager, releasing the Dealer-Manager from all liability arising out of such claim, action, suit or proceeding.

(f)

The indemnifying party agrees to reimburse each indemnified party for all expenses as they are incurred in connection with enforcing such indemnified party’s rights hereunder.

(g)

Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights or defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 11(a) above, counsel to the Indemnified Parties shall be selected by the Dealer-Manager and be reasonably satisfactory to the Company, provided that the Company shall be entitled to participate in any action set forth in Section 11(a) above and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the Dealer-Manager provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the Company to the Dealer-Manager of its election so to assume the defense thereof and approval by the Dealer-Manager of counsel, the Company shall not be liable to such indemnified parties under this section for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified parties, in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Dealer-Manager or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. In the case of parties indemnified pursuant to Section 11(b) above, counsel to the indemnified parties shall be selected by the Company and be reasonably acceptable to the Dealer-Manager.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  Except as set forth above, in no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 11 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

12.

Effective Date of Agreement; Termination.

(a)

This Agreement shall become effective upon the later of the time on which the Dealer-Manager shall have received notification of the effectiveness of the Registration Statement and the time which this Agreement shall have been executed by all of the parties hereto.

(b)

This Agreement shall terminate upon the earliest to occur of (a) the consummation, termination or withdrawal of the Rights Offering, and (b) the withdrawal by the Dealer-Manager pursuant to Section 4.  The Company may decide, in its discretion and for any reason, to cancel, terminate or withdraw the Rights Offering at any time prior to the Expiration Date.

13.

Survival of Certain Provisions.  The agreements contained in Sections 3, 6, 7 and 13 through 21 hereof and the representations, warranties and agreements of the Company contained in Section 5 hereof shall survive the consummation of or failure to commence the Rights Offering and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party; provided, that the Company’s obligations under Section 7 to reimburse the Dealer-Manager for accountable expenses are subject to FINRA Rule 5110 (f)(2)(D) in that such expenses are only reimbursable to the extent actually incurred and only if the Offering actually closes.

14.

Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) sent by facsimile with immediate telephonic confirmation or (c) sent by registered or certified mail, return receipt requested, postage prepaid, to the parties hereto as follows

If to the Dealer-Manager:

Advisory Group Equity Services, Ltd.

   doing business as RHK Capital

276 Post Road West

Westport, CT 06880

Attn.: Mr. Richard H. Kreger, Senior Managing Director, Investment Banking

Email: rkreger@rhk.capital

With a copy to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Attn.: Spencer G. Feldman, Esq.

Email: sfeldman@olshanlaw.com

Facsimile: (212) 451-2222

If to the Company:

Heat Biologics, Inc.

801 Capitola Drive

Durham, NC 27713

Attn.: Mr. Jeffrey Wolf, Chairman & Chief Executive Officer

Email: jwolf@heatbio.com

Facsimile: (919) 240-7133

With a copy to:

Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, NY 10174

Attn.: Leslie Marlow, Esq.

Email: lmarlow@gracinmarlow.com

Facsimile: (212) 208-4657

15.

Parties. This Agreement shall inure to the benefit of and be binding upon the Dealer-Manager, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those Persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the Person or Persons, if any, who control the Dealer-Manager within the meaning of Section 15 of the Act. Nothing in this Agreement shall be construed to give any Person, other than the Persons referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.

Amendment.  This Agreement may not be amended or modified except in writing signed by each of the parties hereto.

17.

Governing Law; Venue.  This Agreement shall be deemed to have been executed and delivered in New York and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of New York, without regard to the conflicts of laws principals thereof (other than Section 5-1401 of The New York General Obligations Law). Each of the Dealer-Manager and the Company: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, (b) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of Supreme Court of the State of New York, New York County, or in the United

States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Dealer-Manager and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the underwriters mailed by certified mail to the Dealer-Manager’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service process upon the Dealer-Manager, in any such suit, action or proceeding. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, ANY PRELIMINARY PROSPECTUS AND THE PROSPECTUS.

18.

Entire Agreement.  This Agreement, together with the exhibit attached hereto and as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein.  Notwithstanding anything herein to the contrary, the Engagement Letter shall continue to be effective and the term therein shall continue to survive and be enforceable by the parties thereto, in accordance with its terms.

19.

Assignment. Neither this Agreement nor any right or interest hereunder shall be assignable by the Company or the Dealer-Manager without the prior written consent of the other party hereto.

20.

Severability.  If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

21.

Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

22.

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof. If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

HEAT BIOLOGICS, INC.

By:
Name:	Jeffrey Wolf
Title:	Chairman & Chief Executive Officer

Accepted and agreed as of the date first written above:

ADVISORY GROUP EQUITY SERVICES, LTD.

   doing business as RHK Capital

By:
Name:	Richard H. Kreger
Title:	Senior Managing Director, Investment Banking

[Signature Page to Dealer-Manager Agreement]

EXHIBIT A

1.

The Company is incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Offer Documents and the Prospectus and to enter into and perform its obligations under the Dealer-Manager Agreement and the Rights.

2.

The Company’s authorized capital consists of 100,000,000 shares of common stock, $0.0002 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share.

3.

The Rights and Rights Shares to be issued and sold by the Company pursuant to the Registration Statement have been duly and validly authorized and, when issued and delivered to and paid for, will be duly and validly issued and fully paid and nonassessable and will conform to the descriptions thereof contained in the Registration Statement, the Offer Documents and the Prospectus; and the issuance of such Rights and Rights Shares is not subject to any preemptive or similar rights.

4.

The Dealer-Manager Agreement has been duly authorized, executed and delivered by the Company and the Company has all the requisite corporate power and authority to enter into the Dealer-Manager Agreement and to perform their obligations thereunder.

5.

The issue and sale of the Rights and Rights Shares to be sold by the Company pursuant to the Registration Statement, the execution of the Dealer-Manager Agreement by the Company and the compliance by the Company with all of the provisions of the Dealer-Manager Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the material terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, included as an exhibit to the Registration Statement or as an exhibit to any other registration statement or report filed by the Company with the Commission, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organizational documents) of the Company or any of its subsidiaries or, to our knowledge, result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and, to our knowledge, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Rights and Rights Shares to be sold by the Company pursuant to the Registration Statement or the consummation by the Company of the transactions contemplated by the Dealer-Manager Agreement, except the registration under the Securities Act of the Rights and Rights Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws or NASDAQ rules, as to which we express no opinion.

6.

Other than as set forth in the Registration Statement, the Offer Documents and the Prospectus, to our knowledge, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, would have or may reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise, or would prevent or impair the consummation of the transactions contemplated by the Dealer-Manager Agreement , or which are required to be described in the Registration Statement, the Offer Documents and the Prospectus; and, to our knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

7.

The Company is not and, after giving effect to the offering and sale of the Rights and Rights Shares as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, the Offer Documents and the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940.

8.

The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by Rule 424(b); all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; and no stop order suspending the effectiveness or use of the Registration Statement, the Offer Documents and the Prospectus has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to our knowledge, threatened by the Commission.

9.

To our knowledge, there are no statutes or regulations that are required to be described in the Registration Statement, the Offer Documents and the Prospectus that are not described as required.

10.

The Company has duly notified  the Nasdaq Capital Market regarding the Rights Offering and no objection was raised by FINRA or the Nasdaq Capital Market.

11.

The Registration Statement, the Offer Documents and the Prospectus and any further amendments and supplements thereto made by the Company (other than the financial statements, related schedules and other financial data therein, as to which we do not express an opinion), comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder; and we do not know of any amendment to the Registration Statement, the Offer Documents and the Prospectus

required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the Offer Documents and the Prospectus which are not filed or described as required.

12.

The documents incorporated by reference in the Registration Statement, the Offer Documents and the Prospectus, or any further amendment or supplement thereto made by the Company (other than the financial statements and related schedules therein, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

13.

To our knowledge, except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to shares of Common Stock or other securities to include such shares of Common Stock or other securities as part of the offering contemplated hereby.

In addition, although we are not passing upon and do not assume any responsibility for nor have we independently verified, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Offer Documents and the Prospectus, in connection with the preparation of the Registration Statement, the Offer Documents and the Prospectus, we have participated in conferences with representatives and counsel of the Dealer-Manager and with certain officers and employees of, and counsel and independent registered public accountants for, the Company, at which conferences the contents of the Registration Statement, the Offer Documents and the Prospectus and related matters were discussed, and we advise the Dealer-Manager that nothing has come to our attention that would lead us to believe that:

•

as of its effective date, the Registration Statement (other than the financial statements, related schedules and other financial data therein, as to which we do express no opinion), contained an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading,

•

as of the Effective Time, the Offer Documents (other than the financial statements, related schedules and other financial data therein, as to which express no opinion) contain an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

•

as of its date or as of the applicable time of delivery, the Prospectus (other than the financial statements, related schedules and other financial data therein, as to which we express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

provided, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements made or the information contained in, incorporated by reference in, or omitted from, the Registration Statement, the Offer Documents or the Prospectus, and we do not express any view or belief with respect to the financial statements and the related notes thereto or financial schedules or other financial, statistical or accounting data or information or assessments of or reports on the effectiveness of internal control over financial reporting included in, incorporated by reference in, or omitted from, the Registration Statement, the Offer Documents or the Prospectus.

The purpose of our engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Offer Documents or the Prospectus, and we have not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement, the Offer Documents or the Prospectus.